                                                                    EXHIBIT 99.4

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements ("pro forma financial statements") are based on the historical financial statements of Open Text and Centrinity after giving effect to the acquisition of Centrinity by Open Text using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The acquisition was completed on November 1, 2002.

     The unaudited pro forma condensed combined balance sheet as of September 30, 2002 is presented to give effect to the acquisition as if it occurred on September 30, 2002. The unaudited pro forma condensed combined statement of income of Open Text and Centrinity for the three months ended September 30, 2002 is presented as if the acquisition had taken place on July 1, 2001. The unaudited pro forma condensed combined statement of income of Open Text and Centrinity for the year ended June 30, 2002 is presented as if the acquisition had taken place on July 1, 2001.

     Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2, is allocated to the net tangible and intangible assets of Centrinity acquired in connection with the acquisition, based on their fair values as estimated by management as of the completion of the acquisition. Independent valuation specialists are currently conducting an independent valuation in order to assist management of Open Text in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma financial statements. A final determination of these fair values will include management's consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Centrinity that existed as of the date of completion of the acquisition.

     As of the completion date of the acquisition, management of the combined company began to assess and formulate plans to exit certain activities of Centrinity and to terminate or relocate certain employees of Centrinity. These assessments are still in process but are expected to be completed shortly. Based on a preliminary analysis to date, costs of approximately $4.8 million will be incurred for severance or relocation costs related to Centrinity employees, costs of vacating certain facilities of Centrinity, and other direct costs associated with this transaction. A pro forma adjustment of $4.8 million has been included in the unaudited pro forma condensed combined balance sheet as of September 30, 2002. These estimates are preliminary and subject to change based on Open Text's further assessments.

    These unaudited pro forma financial statements have been prepared based on preliminary estimates of fair values. Therefore, the actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements due to the receipt of the final valuation, the impact of ongoing integration activities and Centrinity's net assets as of the completion date (November 1, 2002).

    The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Open Text's Annual Report on Form 10-K for its fiscal year ended June 30, 2002 and Quarterly Report on Form 10-Q for its quarter ended September 30, 2002 and contained herein for Centrinity. The unaudited pro forma statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of Open Text that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Open Text.

                              Open Text Corporation
              Unaudited Pro Forma Condensed Combined Balance Sheet
                            As of September 30, 2002
                          (In thousands of US Dollars)

                                                                                           Pro Forma
                                                      Open Text        Centrinity         Adjustments         Pro Forma
                                                    --------------    --------------     ---------------    --------------
                                                                                            (Note 3)
                              ASSETS
Current assets:
     Cash and cash equivalents                          $ 103,013           $ 8,278           $ (20,299)(B)      $ 90,992
     Accounts receivable, net                              29,573             3,080                   -            32,653
     Income taxes recoverable                               1,265                 -                   -             1,265
     Prepaid expenses and other assets                      2,667               796                (126)(C)         3,337
                                                    --------------    --------------     ---------------    --------------
     Total current assets                                 136,518            12,154             (20,425)          128,247

Capital assets                                              7,290             2,136                (483)(D)         8,943
Goodwill, net of accumulated amortization                  24,587             1,447               3,061 (A)        29,095
Future tax asset                                                -                 -              12,413 (E)        12,413
Other assets                                                8,035                 -               5,821 (F)        13,856
                                                    --------------    --------------     ---------------    --------------
                                                          176,430            15,737                 386           192,554
                                                    ==============    ==============     ===============    ==============

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities              17,595             5,621               4,825 (G)        28,041
     Deferred revenues                                     24,704             3,774                (479)(H)        27,999
                                                    --------------    --------------     ---------------    --------------
     Total current liabilities                             42,299             9,395               4,346            56,040

Long term liabilities:
     Deferred revenue                                           -             1,498                   -             1,498
     Obligations under capital leases                           -               204                   -               204
     Accrued liabilities                                        -               681                   -               681

Shareholders' equity:
     Share capital                                        199,249            55,305             (55,305)(I)       199,249
     Accumulated other comprehensive income:
                 Cumulative translation adjustment         (1,519)                -                   -            (1,519)
     Accumulated deficit                                  (63,599)          (51,345)             51,345 (I)       (63,599)
                                                    --------------    --------------     ---------------    --------------
     Total shareholders' equity                           134,131             3,960              (3,960)          134,131
                                                    --------------    --------------     ---------------    --------------
                                                        $ 176,430          $ 15,737               $ 386         $ 192,553
                                                    ==============    ==============     ===============    ==============

Notes to Unaudited Pro Forma Condensed Combined Financial Statements



Note 1: Basis of Presentation

Numbers in these Notes are in thousands of U.S. Dollars.

The unaudited pro forma condensed combined financial statements included herein have been prepared by Open Text Corporation ("Open Text"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations.

As a Canadian company, Centrinity Inc. ("Centrinity") reports its financial statements in Canadian dollars. In order to facilitate the preparation of pro forma financial statements, Centrinity's balance sheet accounts have been translated to U.S. dollars at the rate of 1 Canadian dollar equaling approximately .63 U.S. dollars, while Centrinity's statements of operations have been translated at the rate of 1 Canadian dollar equaling approximately .64 U.S. dollars.

Prior to the acquisition, Centrinity's year-end was September 30, whereas Open Text's year-end is June 30. For purposes of preparing these pro forma financial statements, Centrinity's reporting periods were conformed with Open Texts to present their operations for the twelve month period ended June 30.

Open Text terminated a number of Centrinity employees subsequent to the closing of this acquisition. As such, Open Text expects the combined entities to have lower operating expenses than that reported in the pro forma condensed combined statement of income. However, in accordance with Regulation S-X (Article 11), the adjustments were not included in the pro forma condensed combined statement of income, as adjustments would reflect judgmental estimates of historical management practices.

Note 2: Purchase Price Allocation

On November 1, 2002, Open Text Corporation completed an acquisition of all of the issued and outstanding shares of Centrinity. for cash consideration of approximately $.81 per share. The transaction was completed by way of an amalgamation of Centrinity with 3801853 Canada Inc., a wholly-owned subsidiary of Open Text.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, the acquisition is accounted for as a purchase of Centrinity Inc. by Open Text Corporation. The purchase price has been allocated based on the fair value of the assets acquired and liabilities assumed. The following table summarizes the components of the total purchase price and the estimated allocation (in thousands):


     Total purchase consideration                                                                              $    20,299

     Allocated to:
                      Historical book value of Centrinity's net tangible assets
                      and liabilities                                                       $      2,513
                      Adjustments to fair value tangible assets and
                      liabilities:

                         Capital assets                                                             (483)
                         Prepaid expenses and other assets                                          (126)
                         Deferred revenue                                                            479
                         Accounts payable and accrued liabilities                                 (4,825)
                                                                                        -----------------
                                                                                                  (2,442)

                      Deferred tax asset                                                          12,413
                      Identifiable intangible assets                                               5,821
                                                                                        -----------------
                      Total allocation                                                                               15,791
                                                                                                              --------------
                      Excess purchase price over allocation to identifiable assets and
                      liabilities (goodwill)                                                                   $      4,508
                                                                                                              ==============

Note 3: Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements

(A) To eliminate the goodwill recorded on Centrinity's balance sheet at the date of amalgamation relating to previously acquired businesses, and to record the new goodwill related to the acquisition of Centrinity as follows:

                   Elimination of historical goodwill                                             (1,447)
                   New goodwill relating to Centrinity acquisition                                 4,508
                                                                                        -----------------
                                                                                                   3,061

(B)  Represents the total cash consideration paid for Centrinity by Open Text.

(C) Represents the adjustment of certain inventories held by Centrinity to reflect Open Text's accounting policies for these items.

(D) To reduce the carrying value of Centrinity's hosting assets to their fair value to Open Text.

(E) To reflect non-capital loss carry-forwards related to Centrinity at the time of acquisition for which realization within Open Text is considered to be more likely than not. These tax assets are principally located in Canada and are expected to be realized by the application of tax planning strategies.

(F) Represents the preliminary value of the identifiable intangible assets as determined by an independent valuation specialist:

                               Acquired technology                                               $ 3,200
                               Customer contracts and relationships                                2,621
                                                                                        -----------------
                                                                                                   5,821

(G) To reflect the Company's estimate of severance and relocation costs related to certain Centrinity employees, costs of vacating certain facilities of Centrinity, and other direct costs associated with this plan.

(H) To reflect the fair value of deferred maintenance revenue as determined with the assistance of an independent valuation specialist.

(I) To eliminate the capital stock and accumulated deficit of Centrinity at the date of acquisition.

                              Open Text Corporation
           Unaudited Pro Forma Condensed Combined Statement of Income
                        For the Year Ended June 30, 2002
               (In thousands of US Dollars, except per share data)


                                                           Open Text        Centrinity
                                                          Year ended      12 months ended
                                                           June 30,          June 30,           Pro Forma
                                                             2002            2002 (L)          Adjustments          Pro Forma
                                                        ----------------  ----------------   ----------------    ----------------
Revenues:
      License & networking                                     $ 65,984         $   6,001           $ (1,246)(J)        $ 70,739
      Customer support                                           48,707             4,136                  -              52,843
      Service                                                    37,786             1,201                  -              38,987
                                                        ----------------  ----------------   ----------------    ----------------
                   Total revenues                               152,477            11,338             (1,246)            162,569

Cost of revenues:
      License & networking                                        5,341             1,286               (794)(J)           5,833
      Customer support                                            8,364               685                  -               9,049
      Service                                                    25,516               855                  -              26,371
                                                        ----------------  ----------------   ----------------    ----------------
                   Total cost of revenues                        39,221             2,826               (794)             41,253
                                                        ----------------  ----------------   ----------------    ----------------
Gross profit                                                    113,256             8,512               (452)            121,316

Operating expenses:
      Research and development                                   24,071             3,544                  -              27,615
      Sales and marketing                                        51,084             9,654                  -              60,738
      General and administrative                                 12,498             8,264                  -              20,762
      Depreciation                                                5,587               661                  -               6,248
      Amortization of acquired intangible assets                  6,506               763                317 (K)           7,586
                                                        ----------------  ----------------   ----------------    ----------------
                   Total operating expenses                      99,746            22,886                317             122,949
Income (loss) from operations                                    13,510           (14,374)              (769)             (1,633)
Gain on investments                                               1,012                 -                  -               1,012
Other income                                                        601               636                  -               1,237
Interest income                                                   1,837               195                  -               2,032
                                                        ----------------  ----------------   ----------------    ----------------
Income (loss) before income taxes                                16,960           (13,543)              (769)              2,648
(Provision) recovery for income taxes                              (289)               24                  -                (265)
                                                        ----------------  ----------------   ----------------    ----------------
Net income (loss) from continuing operations for the
period                                                         $ 16,671         $ (13,519)          $   (769)           $  2,383
                                                        ================  ================   ================    ================

Basic net income per share                                     $   0.83                                                 $   0.12
Diluted net income per share                                   $   0.78                                                 $   0.11
Weighted average number of Common
      Shares outstanding - basic                                 19,979                                                   19,979
Weighted average number of Common
      Shares outstanding - diluted                               21,239                                                   21,239


Unaudited Pro Forma Condensed Combined Statement of Income adjustments for the year ended June 30, 2002

(J) Reflects the elimination of revenues and expenses from hosting activities (see (D)), on the basis of Open Text's plan to exit from Centrinity's hosting operations.

(K) Reflects additional amortization relating to the identifiable intangible assets recorded at the time of acquisition (see (F)). Amount also reflects the elimination of Centrinity's goodwill amortization as follows:

      Amortization of acquired intangible assets relating to acquisition             $ 1,080
      Elimination of Centrinity's historical goodwill amortization                      (763)
                                                                             ----------------
                                                                                         317

      The Company has selected amortization periods of 5 - 7 years for various components of the acquired technology, as well as an amortization period of 3 years for customer contracts and 7 years for customer relationships.

(L) Prior to the acquisition, Centrinity was a Canadian public company who reported its financial statements in accordance with Canadian Generally accepted accounting principles ("GAAP"). The following table reconciles Centrinity's unaudited condensed combined statement of Income for the twelve months ended June 30, 2002 from Canadian GAAP to US GAAP:

                                                           Canadian              US GAAP                  US
                                                             GAAP              Adjustments               GAAP
                                                      -------------------    ----------------      ------------------
Revenues:
      License & networking                                      $  6,001                                    $  6,001
      Customer support                                             4,136                                       4,136
      Service                                                      1,201                                       1,201
                                                      -------------------                          ------------------
                                                                  11,338                                      11,338

Cost of revenues:
      License & networking                                         1,286                                       1,286
      Customer support                                               685                                         685
      Service                                                        855                                         855
                                                      -------------------                          ------------------
                                                                   2,826                                       2,826
                                                      -------------------                          ------------------
Gross profit                                                       8,512                                       8,512

Operating expenses:
      Research and development                                     3,325                 219                   3,544
      Sales and marketing                                          9,489                 165                   9,654
      General and administrative                                   8,057                 207                   8,264
      Depreciation                                                   661                                         661
      Amortization of acquired intangible assets                     763                                         763
                                                      -------------------    ----------------      ------------------
                                                                  22,295                 591                  22,886
Loss from operations                                             (13,783)                                    (14,374)
Other income                                                         636                                         636
Interest income                                                      195                                         195
                                                      -------------------    ----------------      ------------------
Loss before income taxes                                         (12,952)               (591)                 13,543
Recovery for income taxes                                             24                   0                      24
                                                      -------------------    ----------------      ------------------
Loss from continuing operations for the period                 $ (12,928)               (591)                 13,519
                                                      ===================    ================      ==================

The above US GAAP adjustment reflects the inclusion of a stock compensation expense relating to stock options granted to employees at less than fair value, along with stock options granted to outside consultants. (See note 17 in Centrinity's 2002 audited financial statements)

                              Open Text Corporation
           Unaudited Pro Forma Condensed Combined Statement of Income
               For the Three Month Period Ended September 30, 2002
               (In thousands of US Dollars, except per share data)


                                                          Open Text            Centrinity
                                                        3 month period       3 month period
                                                      ended September 30,   ended September 30,     Pro Forma
                                                             2002               2002 (O)           Adjustments         Pro Forma
                                                      -------------------   ------------------    ---------------    --------------
Revenues:
      License & networking                                    $   15,476              $ 1,587              $ (64)(M)      $ 16,999
      Customer support                                            13,662                1,481                  -            15,143
      Service                                                      8,517                  294                  -             8,811
                                                      -------------------   ------------------    ---------------    --------------
                   Total revenues                                 37,655                3,362                (64)           40,953

Cost of revenues:
      License & networking                                         1,649                  292               (128)(M)         1,813
      Customer support                                             2,317                  185                  -             2,502
      Service                                                      6,235                  142                  -             6,377
                                                      -------------------   ------------------    ---------------    --------------
                   Total cost of revenues                         10,201                  618               (128)           10,691
                                                      -------------------   ------------------    ---------------    --------------
Gross profit                                                      27,454                2,744                 64            30,262

Operating expenses:
      Research and development                                     6,162                  681                  -             6,843
      Sales and marketing                                         11,986                1,812                  -            13,798
      General and administrative                                   3,242                1,800                  -             5,042
      Depreciation                                                 1,216                  172                  -             1,388
      Amortization of acquired intangible assets                     487                  151                119 (N)           757
                                                      -------------------   ------------------    ---------------    --------------
                   Total operating expenses                       23,093                4,617                119            27,829
Income (loss) from operations                                      4,361               (1,873)               (55)            2,433
Gain on investments                                                    -                    -                  -                 -
Other income                                                         617                  372                  -               989
Interest income                                                      384                   62                  -               446
                                                      -------------------   ------------------    ---------------    --------------
Income (loss) before income taxes                                  5,362               (1,440)               (55)            3,867
Provision for income taxes                                             -                    -                  -                 -
                                                      -------------------   ------------------    ---------------    --------------
Income (loss) from continuing operations for the
period                                                             5,362               (1,440)               (55)            3,867
                                                      ===================   ==================    ===============    ==============

Basic net income per share                                    $     0.27                                                  $   0.20
Diluted net income per share                                  $     0.26                                                  $   0.19
Weighted average number of Common
      Shares outstanding - basic                                  19,640                                                    19,640
Weighted average number of Common
      Shares outstanding - diluted                                20,536                                                    20,536


Unaudited Pro Forma Condensed Combined Statement of Income adjustments for the three months ended September 30, 2002

(M) Reflects the elimination of revenues and expenses from hosting activities (see (D)), on the basis of Open Text's plan to exit from Centrinity's hosting operations.

(N) Reflects additional amortization relating to the identifiable intangible assets recorded at the time of acquisition (see (F)). Amount also reflects the elimination of Centrinity's goodwill amortization as follows:

      Amortization of acquired intangible assets relating to acquisition           $    270
      Elimination of Centrinity's historical goodwill amortization                     (151)
                                                                            ----------------
                                                                                        119

(O) Prior to the acquisition, Centrinity was a Canadian public company who reported its financial statements in accordance with Canadian GAAP. The following table reconciles Centrinity's unaudited condensed combined statement of income for the three months ended September 30, 2002 from Canadian GAAP to US GAAP:

                                                            Canadian            US GAAP                 US
                                                              GAAP            Adjustments              GAAP
                                                          ------------     ----------------     -----------------
Revenues:
      License & networking                                    $ 1,587                                    $ 1,587
      Customer support                                          1,481                                      1,481
      Service                                                     294                                        294
                                                          ------------                          -----------------
                                                                3,362                                      3,362

Cost of revenues:
      License & networking                                        292                                        292
      Customer support                                            185                                        185
      Service                                                     142                                        142
                                                          ------------                          -----------------
                                                                  618                                        618
                                                          ------------                          -----------------
Gross profit                                                    2,744                                      2,744

Operating expenses:
      Research and development                                    616                   65                   681
      Sales and marketing                                       1,763                   49                 1,812
      General and administrative                                1,739                   61                 1,800
      Depreciation                                                172                                        172
      Amortization of acquired intangible assets                  151                                        151
                                                          ------------     ----------------     -----------------
                                                                4,442                  175                 4,617
Loss from operations                                           (1,698)                                    (1,873)
Gain on investments                                                 -                                          -
Other income                                                      372                                        372
Interest income                                                    62                                         62
                                                          ------------     ----------------     -----------------
Loss before income taxes                                       (1,265)                (175)               (1,440)
Recovery for income taxes                                           -                    0                     -
                                                          ------------     ----------------     -----------------
Loss from continuing operations for the period                 (1,265)                (175)               (1,440)
                                                          ============     ================     =================

The above US GAAP adjustment reflects the inclusion of a stock compensation expenses relating to stock options granted to employees at less than fair value, along with stock options granted to outside consultants. (See note 17 in Centrinity's 2002 audited financial statements)

Centrinity's statement of income for the three months ended September 30, 2002 represents the fourth quarter's results from its statement of operations for the year ended September 30, 2002, which is included in Exhibit 99.2 of this Form 8-K/A.

                           FORWARD-LOOKING STATEMENTS

         This document contains forward-looking statements that are based on a number of assumptions and estimates and that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the actual results or performance of Open Text and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.

         The risks, uncertainties and assumptions referred to above include the challenges of integration associated with the acquisition or other planned acquisitions; the inability to achieve anticipated synergies; the costs associated with the acquisition; the inability to maintain revenues on a combined company basis; employee management issues; the timely development, production and acceptance of products and services; the challenge of managing asset levels and expenses; and the other risks that are described from time to time in Open Text's Securities and Exchange Commission reports, including but not limited to Open Text's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 and Open Text's Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

         Open Text assumes no obligation and does not intend to update these forward-looking statements.